    EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is presented here because Sierra Pacific Resources (the “Company”) considers it a supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debts;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than we do, which will limit its usefulness as a comparative measure.

Because of these limitations, the Company’s management relies primarily on our GAAP results as a measure of the Company’s performance and uses EBITDA on a supplemental basis.

Funds from Operations (“FFO”) and Adjusted FFO, which is FFO adjusted to account for cash inflows or outflows associated with the deferred energy accounts, are presented here because the Company believes that these measures are useful to investors because the ratings agencies use these measures when determining a company’s credit ratings. The cost of the Company’s debt, the ability of the Company’s subsidiaries to pay dividends to the Company, and other capital and operational costs and expenses are impacted by the Company’s credit ratings. The Company believes that net income is the most directly comparable GAAP measure to FFO.

Since FFO excludes certain items includable in net income, reliance on the measure has limitations; management compensates for these limitations by using the measure simply as a supplemental measure that is weighed in the balance with other GAAP measures. FFO is not necessarily an indication of the Company’s cash flow available to fund cash needs. Additionally, it should not be used as an alternative to net income when evaluating the Company’s financial performance or to cash flow from operating, investing and financing activities when evaluating the Company’s liquidity or ability to make cash distributions or pay debt service. The FFO presented by the Company may not be comparable to the FFO presented by other utility companies.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

Sierra Pacific Resources

EBITDA
	Year ended December 31,
	2006	2005	2004	2003

Net Income (Loss) Applicable to Common Stock	$ 277,451	$ 82,237	$ 28,571	$ (140,529)

Interest Charges	311,088	284,927	307,546	368,258
Income taxes	145,605	43,118	18,050	(51,275)
Depreciation and Amortization	228,875	214,662	205,922	191,259

EBITDA	$ 963,019	$ 624,944	$ 560,089	$ 367,713

EBITDA/Interest Expense	3.10x	2.19x	1.82x	1.00x
Debt/EBITDA	4.16x	6.20x	7.30x	10.45x

Sierra Pacific Resources

Net interest expense	$ 311,088	$ 284,927	$ 307,546	$ 368,258

Long-Term Debt	$ 4,001,542	$ 3,817,122	$ 4,081,281	$ 3,579,674
Current maturities of long term debt plus short-term borrowings	8,348	58,909	8,491	263,636
Total Debt	$ 4,009,890	$ 3,876,031	$ 4,089,772	$ 3,843,310

Nevada Power Company

EBITDA
	Year ended December 31,
	2006	2005	2004	2003
Net Income	$ 224,540	$ 132,734	$ 104,312	$ 19,277

Interest Charges	176,612	134,657	137,388	190,472
Income taxes	117,510	63,995	56,572	(614)
Depreciation and Amortization	141,585	124,098	118,841	109,655

EBITDA	$ 660,247	$ 455,484	$ 417,113	$ 318,790

EBITDA/Interest Expense	3.74x	3.38x	3.04x	1.67x
Debt/EBITDA	3.61x	4.88x	5.47x	6.38x

Nevada Power Company

Net interest expense	$ 176,612	$ 134,657	$ 137,388	$ 190,472

Long-Term Debt	$ 2,380,139	$ 2,214,063	$ 2,275,690	$ 1,899,709
Current maturities of long term debt	5,948	6,509	6,091	135,570
Total Debt	$ 2,386,087	$ 2,220,572	$ 2,281,781	$ 2,035,279

Sierra Pacific Power Company

EBITDA
	Year ended December 31,
	2006	2005	2004	2003
Net Income (Loss)	$ 57,709	$ 52,074	$ 18,577	$ (23,275)

Interest Charges	71,506	69,067	62,831	96,093
Income Taxes	27,829	28,379	325	(12,237)
Depreciation and Amortization	87,279	90,569	86,806	81,514

EBITDA	$ 244,323	$ 240,089	$ 168,539	$ 142,095

EBITDA/Interest Expense	3.42x	3.48x	2.68x	1.48x
Debt/EBITDA	4.39x	4.14x	5.91x	7.19x

Sierra Pacific Power Company

Net interest expense	$ 71,506	$ 69,067	$ 62,831	$ 96,093

Long-Term Debt	$ 1,070,858	$ 941,804	$ 994,309	$ 912,800
Current maturities of long term debt plus short-term borrowings	2,400	52,400	2,400	108,400
Total Debt	$ 1,073,258	$ 994,204	$ 996,709	$ 1,021,200